[LETTERHEAD OF BERKSHIRE HILLS BANCORP, INC.]

                                                     As of June 26, 2003

Mr. Robert A. Wells
76 Lime Kiln Road
Lenox, MA  01240


Dear Bob:

     As we have discussed, this is to confirm that you have decided to retire as Chairman of the Board of Berkshire Hills Bancorp, Inc. (the "Holding Company") and Berkshire Bank ("Berkshire Bank") (collectively, "Berkshire") and as Chairman and Principal Executive of each of Berkshire Hills Foundation and Greater Berkshire Foundation, Inc. (the "Foundations") effective on the earlier of (a) December 31, 2003 or (b) such other date as you shall elect upon notice to me ("Your Retirement Date"). In recognition of your years of service, Berkshire agrees to the following:

     1. You shall be a director of the Holding Company and Berkshire Bank until the expiration of your current term in 2004, and thereafter as you are re-nominated and re-elected. So long as you are a director, you will be a member of various Berkshire committees to which you are appointed and a director of each of the Foundations.

     2. After Your Retirement Date, and so long as you are a director of the Holding Company, you will receive stock awards and options, if any, on the same basis that they are granted to all other independent directors.

     3. Within 30 days after Your Retirement Date, but in any event no later than December 31, 2003, you will receive a lump sum payment of $200,000.00, less all required and necessary deductions and withholdings. All salary and other payments from Berkshire and the Foundations, other than as set forth in this letter, will cease as of Your Retirement Date. You will retain all of your presently vested and unvested stock options and awards. If you are not re-elected to the Holding Company's Board, you will be appointed to its Advisory Board for a term sufficient to vest all of your unvested stock options and awards. If you are not re-elected to the Holding Company's Board of Directors and if, for any reason, the Advisory Board does not exist at that time, then all of your unvested stock options and awards will immediately vest.

     4. You are entitled to certain benefits under the executive supplemental compensation agreement with Berkshire Bank dated November 7, 1995 and a trust agreement dated May 31, 1996 between Berkshire Bank and State Street Bank and Trust Company. Berkshire Bank will hire, at its expense, a mutually agreeable, independent pension actuarial firm (the "Actuary") to calculate, within 30 days of Your Retirement Date, all benefits due to you under the agreements. If appropriate, the amounts heretofore funded by Berkshire Bank and held under said agreements at State Street Bank and Trust Company will be further funded to satisfy

Mr. Robert A. Wells
As of June 26, 2003
Page 2

Berkshire Bank's obligations to you thereunder, or, if overfunded, the amount by which it is overfunded will be retained by Berkshire Bank. Said calculation by the Actuary will be final and binding on the parties, but each party will have the right to review all assumptions and methods of calculation prior to said calculation becoming final.

     5. Until November 22, 2005, you shall have:

        A. Use of your automobile, with Berkshire Bank paying all automobile expenses on the same basis that it presently does; and on or about that date, Berkshire Bank will transfer title of that vehicle to you.

        B. Use of your current office until December 31, 2003; and thereafter, use of either your existing office or the second floor Board Room.

        C. Continued coverage under Berkshire Bank's existing regular, or upon you and/or your spouse attaining age 65, MEDEX group medical and dental insurance plans, as those plans shall hereafter be modified for all eligible employees. You will continue to be responsible for your premium co-payments, the amount of which will be billed by Berkshire to you periodically.

     6. Your employment by Berkshire and your engagement as an independent contractor by the Foundations shall be deemed terminated as of Your Retirement Date.

     7. You will continue to own the Royal Macabees (now Reassure America) Policy (No. 4052-202). You will refund payments made by Berkshire on your behalf by making a payment to Berkshire of $20,500.00 on or before Your Retirement Date.



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
Mr. Robert A. Wells
As of June 26, 2003
Page 3



     Please sign below to signify your agreement with the foregoing, and I will then ask the Boards of Directors of Berkshire to affirm this agreement.

                                           Very truly yours,

                                           BERKSHIRE HILLS BANCORP, INC. and
                                           BERKSHIRE BANK

                                       By: /s/ Michael P. Daly
                                           -------------------------------------
                                           Michael P. Daly, President and CEO

                                           AGREED TO:

                                           /s/ Robert A. Wells
                                           -------------------------------------
                                           Robert A. Wells

                                           THIS LETTER AGREEMENT IS AFFIRMED:

                                           BERKSHIRE HILLS BANCORP, INC.

                                       By: /s/ Catherine B. Miller
                                           -------------------------------------
                                           On behalf of its Board of Directors

                                           BERKSHIRE BANK

                                       By: /s/ Catherine B. Miller
                                           -------------------------------------
                                           On behalf of its Board of Directors


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